UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 7, 2018
Date of Report

Cantabio Pharmaceuticals Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	000-54905	99-0373067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Oakmead Pkwy Sunnyvale, California (Address of principal executive offices)	94303 (Zip Code)

(650) 320-1765
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02
Unregistered Sale of Equity Securities

On September 7, 2018, the holder of a convertible note converted $100,000 in principal and $25,788.89 of interest on that note into 10,652,853 shares of our common stock at a per share conversion price of $0.011808 (which conversion price was, per the terms of the convertible note, 80% of the five-day average volume weighted average price of our common stock on the OTCQB prior to such conversion).

On September 11, 2018, the holder of a convertible note converted $34,328.77 in principal and interest on such note into 2,795,502 shares of our common stock at a per share conversion price of $0.01228.

On September 12, 2018, one of our directors converted $60,000 of accrued but unpaid fees into 7,352,941 shares of our common stock at a per share conversion price of $0.00816 (which was 80% of the closing price of our common stock on the OTCQB prior to such conversion).

On September 12, 2018, one of our directors converted $10,000 of accrued but unpaid fees into 1,225,490 shares of our common stock at a per share conversion price of $0. 00816 (which was 80% of the closing price of our common stock on the OTCQB prior to such conversion).

In addition, the information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.

As a result of the share issuances discussed herein, our outstanding shares of common stock increased from 56,510,521 prior to the issuances to 78,537,307 after the issuances.

The securities discussed herein were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  These transactions qualified for exemption from registration because among other things, (i) the transactions did not involve a public offering, (ii) the security holders were accredited investors, qualified institutional buyers and/or directors or executive officers of our company, (iii) the security holders had access to information about our company and its investment, (iv) the investor took the securities for investment and not resale and (v) where appropriate, we took measures to restrict the transfer of the securities.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 12, 2018, our board of directors appointed Dr. Max Zhu as a director of our company.

Dr. Max Zhu, age 36, has been a research scientist and Head of Computer-Aided Drug Design at Cantabio Pharmaceuticals Inc. since 2015. His areas of responsibility expanded in late 2017 to include business development activities for the company in Asia. Dr. Zhu has been a key player in the advancement of Cantabio’s therapeutic programs. More recently he has become more involved in developing business and investor relationships for the company in Asia, where he is able to bring his network of contacts both in research and the investment community to help with the commercial development of the company. Prior to working with Cantabio, Dr. Zhu has worked as a scientist at VITA-Genes and also as Technology Officer at Vitargent Biotechnologies, both biotech companies based in the Hong Kong Science Park. In these roles he developed knowledge and knowhow in biomedical innovations and R&D commercialization in the region. At both companies he was also involved in business development and strategies as well as sales and marketing, gaining experiences as a biotech entrepreneur in the greater China area.

Dr. Zhu obtained his PhD at the University of Cambridge researching Alzheimer’s Disease in 2013. His thesis focused on computational studies of the Abeta peptide and amyloid which led to the discovery of a set of compounds which could become potential drug leads for Alzheimer’s disease. Dr. Zhu’s research required the use of computer science, AI, genome and protein structure analysis, computational biology and chemistry, applying the combination of different skillsets and knowledge in a multi-disciplinary biomedical research environment, and he has been both lead and co-author on a number of peer reviewed articles in this area.

Dr. Zhu has entered into convertible loan agreements with Cantabio as previously disclosed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTABIO PHARMACEUTICALS INC.
Date: October 15, 2018	By: /s/ Thomas Roger Sawyer Name: Thomas Roger Sawyer Title: Chief Operating Officer